Exhibit 99.1

For More Information:

Brett Maas or David Fore
Hayden IR
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brett@haydenir.com

WidePoint Acquires Probaris ID® Identity Management System Software Suite

Acquisition adds biometric capture and identity vetting capabilities with established brand, new contracts, partners, and intellectual property

McLean, VA, May 9, 2017 – WidePoint Corporation (NYSE Mkt: WYY) a leading provider of Managed Mobility Services (MMS) specializing in Cybersecurity and Telecommunications Lifecycle Management (TLM) solutions, announced today that it has acquired the assets of Probaris’ Probaris ID Identity Management System software suite (Probaris ID®).

The strategic purchase adds biometric capture and identity vetting capabilities to WidePoint’s intellectual property along with new contracts, partners, and other related assets. WidePoint’s proprietary identity management offerings are enhanced by the acquisition of Probaris ID, which can serve as a registration authority for enterprises and government agencies that need to issue and manage digital identities.

Jeff Nyweide, chief executive officer of WidePoint, said, “The acquisition of this established, industry-leading software enhances our proprietary identity management offerings, expands our customer reach, provides additional revenue opportunities, and brings in house current licensed software. The acquisition also provides us the opportunity to support several new federal agency relationships with a new partner that could generate millions of dollars of additional high-margin revenues for the company, while securing and enhancing WidePoint’s proprietary identity management credentialing intellectual property.”

Probaris ID was developed to be highly configurable, multi-tenant, multi-token, and identity-centric. It is fully compliant with the Identity Management System (IDMS) standards specified in FIPS 201, PIV, PIV-I, and related publications. It serves as the single user interface to multi-component identity solutions that can include biometric capture devices (e.g., cameras, fingerprint scanners), personalization devices (e.g., printers), and physical access systems. It has been pre-integrated with many of the leading providers and components in the identity solutions market. It is ideally suited for organizations that need to manage large user populations, with many users who need access to sensitive information or facilities.

WidePoint acquired the assets of the Probaris Technologies Probaris ID® Software Suite for approximately $400,000, which includes an upfront cash payment of $300,000, a contingent performance-based payment of $100,000, along with certain other revenue sharing-based arrangements.

About WidePoint

WidePoint is a leading provider of secure, cloud-delivered, enterprise-wide information technology-based solutions that can enable enterprises and agencies to deploy fully compliant IT services in accordance with government mandated regulations and advanced system requirements. WidePoint has several major government and commercial contracts. For more information, visit www.widepoint.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the company's growth strategy and operating strategy; (iv) the Company’s ability to achieve profitability and positive cash flows; (v) the Company’s ability to raise additional capital on favorable terms or at all; (vii) the Company’s ability to gain market acceptance for its products and (viii) the risk factors disclosed in the Company's periodic reports filed with the SEC. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend" and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors including the risk factors disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC on March 15, 2017.

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